-1-

                                            Exhibit (h) (ii) under Form N-1A
                                           Exhibit 10 under Item 601/Reg.S-K

                                 EXHIBIT D
                      to Shareholder Services Plan of

                                 CCMI FUNDS

                               CCMI Bond Fund


      This Plan is adopted by CCMI Funds with respect to the portfolio of the Trust as set forth above.

      In compensation for the services provided pursuant to this Plan, Providers will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the CCMI Bond Fund held during the month.

      Witness the due execution hereof this 1st day of March, 2002.



                                    CCMI FUNDS


                                    By:  /s/ Beth S. Broderick
                                       --------------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President